                                                                    EXHIBIT 99.1

================================================================================

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                                [ISSUING ENTITY],
                                 Issuing Entity

                                    [SELLER],
                                     Seller

                               [MASTER SERVICER],
                                 Master Servicer

                                       and

                              [INDENTURE TRUSTEE],
                               Indenture Trustee

                     --------------------------------------

                          SALE AND SERVICING AGREEMENT

                               Dated as of [DATE]

                    --------------------------------------

                       ASSET-BACKED NOTES, SERIES [_____]

================================================================================

                                TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE I. DEFINITIONS                                                                                              2

Section 1.01       Defined Terms.................................................................................   2
Section 1.02       Other Definitional Provisions.................................................................   2

ARTICLE II. CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES                                            3

Section 2.01       Conveyance of Mortgage Loans..................................................................   3
Section 2.02       Acceptance by Indenture Trustee of the Mortgage Loans.........................................   8
Section 2.03       Representations, Warranties and Covenants of the Master Servicer and the Seller...............  10
Section 2.04       Representations and Warranties of the Depositor...............................................  21
Section 2.05       Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases...............  23
Section 2.06       Covenants of the Master Servicer..............................................................  23
Section 2.07       Assignment of Agreement.......................................................................  24

ARTICLE III. ADMINISTRATION AND SERVICING OF MORTGAGE LOANS                                                        25

Section 3.01       Master Servicer to Service Mortgage Loans.....................................................  25
Section 3.02       Subservicing; Enforcement of the Obligations of Master Servicer...............................  26
Section 3.03       Rights of the Issuing Entity, the Depositor, the Seller and the
                      Indenture Trustee in Respect of the Master Servicer........................................  27
Section 3.04       Indenture Trustee to Act as Master Servicer...................................................  28
Section 3.05       Collection of Mortgage Loan Payments; Collection Account; Payment Account.....................  28
Section 3.06       Collection of Taxes, Assessments and Similar Items; Escrow Accounts...........................  31
Section 3.07       Access to Certain Documentation and Information Regarding the Mortgage Loans..................  31
Section 3.08       Permitted Withdrawals from the Collection Account, Payment Account and the Carryover Reserve Fund.............................................................  32
Section 3.09       Maintenance of Hazard Insurance...............................................................  34
Section 3.10       Enforcement of Due-On-Sale Clauses; Assumption Agreements.....................................  34
Section 3.11       Realization Upon Defaulted Mortgage Loans; Determination of Excess
                      Proceeds and Realized Losses; Repurchase of Certain Mortgage Loans.........................  36
Section 3.12       Indenture Trustee to Cooperate; Release of Mortgage Files.....................................  39
Section 3.13       Documents, Records and Funds in Possession of Master Servicer to be
                      Held for the Indenture Trustee.............................................................  40
Section 3.14       Servicing Compensation........................................................................  41
Section 3.15       Access to Certain Documentation...............................................................  41
Section 3.16       Annual Statement as to Compliance.............................................................  41

Section 3.17       Annual Independent Public Accountants' Servicing Statement; Financial Statements..............    42
Section 3.18       Reports.......................................................................................    42
Section 3.19       Optional Purchase of Mortgage Loans...........................................................

ARTICLE IV. PAYMENTS AND ADVANCES BY THE MASTER SERVICER                                                             44

Section 4.01       Advances; Remittance Reports..................................................................    44
Section 4.02       Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.........    45

ARTICLE V. THE MASTER SERVICER AND THE SELLER                                                                        46

Section 5.01       Respective Liabilities of the Master Servicer and the Seller..................................    46
Section 5.02       Merger or Consolidation of the Master Servicer or the Seller..................................    46
Section 5.03       Limitation on Liability of the Seller, the Master Servicer and Others.........................    46
Section 5.04       Limitation on Resignation of Master Servicer..................................................    47
Section 5.05       Errors and Omissions Insurance; Fidelity Bonds................................................    47

ARTICLE VI. DEFAULT; TERMINATION OF MASTER SERVICER                                                                  49

Section 6.01       Events of Default.............................................................................    49
Section 6.02       Indenture Trustee to Act; Appointment of Successor............................................    50
Section 6.03       Notification to Noteholders...................................................................    52

ARTICLE VII. CONCERNING THE INDENTURE TRUSTEE                                                                        53

Section 7.01       Duties of Indenture Trustee...................................................................    53
Section 7.02       Indenture Trustee Not Liable for Mortgage Loans...............................................    54
Section 7.03       Master Servicer to Pay Indenture Trustee's and Owner Trustee's Fees and Expenses..............    54

ARTICLE VIII. MISCELLANEOUS PROVISIONS                                                                               55

Section 8.01       Amendment.....................................................................................    55
Section 8.02       Recordation of Agreement; Counterparts........................................................    56
Section 8.03       Governing Law.................................................................................    56
Section 8.04       Notices.......................................................................................    57
Section 8.05       Severability of Provisions....................................................................    57
Section 8.06       Assignment....................................................................................    57
Section 8.07       Inspection and Audit Rights...................................................................    57
Section 8.08       [Reserved]....................................................................................    58
Section 8.09       No Petition...................................................................................    58
Section 8.10       No Recourse...................................................................................    58

ARTICLE IX.                                                                                                          59

Section 9.01       Termination upon Liquidation or Repurchase of all Mortgage Loans..............................    59

Section 9.02       Final Distribution on the Notes...............    59
Section 9.03       Additional Termination Requirements...........    60

ARTICLE X. Duties of the Master Servicer                             62

Section 10.01      Administrative Duties.........................    62
Section 10.02      Records.......................................    63
Section 10.03      Additional Information to be Furnished........    63

                                    EXHIBITS

EXHIBIT A-1            Mortgage Loan Schedule
EXHIBIT                A-2 Mortgage Loans for which All or a Portion of a
                       Related Mortgage File is not Delivered to the Indenture
                       Trustee on or prior to the Closing Date
EXHIBIT B-1            Form of Initial Certification of Indenture Trustee
EXHIBIT B-2            Form of Interim Certification of Indenture Trustee
EXHIBIT B-3            Form of Final Certification of Indenture Trustee
EXHIBIT C              Request for Release (for Indenture Trustee)
EXHIBIT D              Request for Release (for Mortgage Loans Paid in Full,
                       Repurchased or Replaced)
EXHIBIT E              Form of Mortgage Note and Mortgage
EXHIBIT F              Officer's Certificate with respect to Prepayments
EXHIBIT G              Schedule of Document Delivery Deficiencies
EXHIBIT H              List of Foreclosure Restricted Loans
EXHIBIT I              Standard & Poor's Glossary

SCHEDULE I             Prepayment Charge Schedule and Prepayment Charge Summary

            SALE AND SERVICING AGREEMENT, dated as of _________, by and among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), [ISSUING ENTITY], a Delaware statutory trust, as Issuing Entity (the "Issuing Entity"), [SELLER, a _____________, as seller (the "Seller"), [MASTER SERVICER], a ____________, as master servicer (the "Master Servicer") and [INDENTURE TRUSTEE] , a _____________, as indenture trustee (the "Indenture Trustee").

                              PRELIMINARY STATEMENT

      On the Closing Date, the Depositor will acquire (i) the Initial Mortgage Loans from the Seller pursuant to this Agreement and (ii) the Subsequent Mortgage Loans from the Seller pursuant to the Subsequent Transfer Agreement. Immediately upon the conveyance of the Initial Mortgage Loans on the Closing Date and upon the conveyance of the Subsequent Mortgage Loans on the Subsequent Transfer Date, the Depositor will sell to the Issuing Entity for benefit of the Noteholders, without recourse, all right title and interest in the Initial Mortgage Loans and the Subsequent Mortgager Loans.

                                   ARTICLE I.

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

            Section 1.02 Other Definitional Provisions.

            (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

            (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

            (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

            (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II.

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, (i) all the right, title and interest of the Seller in and to the Initial Mortgage Loans, including all interest and principal received and receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or remitted to the Master Servicer for deposit into the Collection Account as an Initial Collection Account Deposit as provided in this Agreement, other than principal due on the Initial Mortgage Loans on or prior to the Cut-off Date and interest accruing prior to the Cut-off Date and (ii) all the right, title and interest of the Seller in and to the Subsequent Mortgage Loans, including all interest and principal received and receivable by the Seller on or with respect to the Subsequent Mortgage Loans after the Subsequent Cut-off Date.

            Immediately upon the conveyance of the Mortgage Loans referred to in the preceding paragraph, the Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuing Entity for benefit of the Noteholders, without recourse, all right title and interest in the Mortgage Loans.

            It is intended that the sale of the Mortgage Loans by the Seller as provided hereby be, and be construed as, an absolute sale of all of the Seller's right, title, and interest in, to and under the Mortgage Loans to the Depositor and, in connection with such sale, an absolute assignment, transfer, and conveyance by the Seller of all of the Seller's right, title, and interest in, to and under the Mortgage Loans to the Depositor. Furthermore, it is not intended that any such sale, assignment, transfer, and conveyance be deemed a pledge of such Mortgage Loans by the Seller to the Depositor to secure a debt or other obligation of the Seller.

            It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust Estate that is either
(i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 or (iii) a "High-Cost Home Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004.

            In connection with the transfer and assignment of each Initial Mortgage Loan on or before the Closing Date and each Subsequent Mortgage Loans on or before the Subsequent Transfer Date, the Depositor has delivered to, and deposited with, the Indenture Trustee, on behalf of the Issuing Entity (or, in the case of the Delay Delivery Mortgage Loans, will deliver to, and deposit with, the Indenture Trustee within the time periods specified in the definition of Delay Delivery Mortgage Loans) for the benefit of the Noteholders, the original Mortgage Note in the following form: "Pay to the order of ________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the

Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to the Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from such Person, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note.

            All other documents contained in the Mortgage File and any original documents relating to the Mortgage Loans not contained in the Mortgage File or delivered to the Indenture Trustee, if any, shall be held by the Master Servicer in trust as agent for the Indenture Trustee on behalf of the Noteholders.

            In connection with the assignment of any MERS Mortgage Loan, the Depositor agrees that it will cause the Master Servicer, at the Master Servicer's own expense, to cause the MERS(R) System to indicate (and provide evidence to the Indenture Trustee that it has done so) that such Mortgage Loans have been assigned by the Seller to the Depositor, by the Depositor to the Issuing Entity and by the Issuing Entity to the Indenture Trustee in accordance with this Agreement for the benefit of the Noteholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code "[IDENTIFY INDENTURE TRUSTEE SPECIFIC CODE]" in the field "[IDENTIFY THE FIELD NAME FOR INDENTURE TRUSTEE]" which identifies the Indenture Trustee and (b) the code "[IDENTIFY SERIES SPECIFIC CODE NUMBER]" in the field "Pool Field" which identifies the series of the Notes issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

            In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv) or clause (vi)(C)(D)(E) or (F) of the definition of Mortgage File concurrently with the execution and delivery hereof, the Depositor shall cause the Seller to use its reasonable best efforts to obtain a true copy of such Mortgage and of each such undelivered interim assignment of the Mortgage each certified by the Seller, the applicable title company, escrow agent or attorney, or the originator of such Mortgage, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording. For any such Mortgage Loan that is not a MERS Mortgage Loan the Depositor shall cause the Seller to use its reasonable best efforts to obtain such original Mortgage and such assignment or assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, or a copy thereof, certified, if appropriate, by the relevant recording office. If the public recording office in which a Mortgage or interim assignment thereof is recorded retains the original of such Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall satisfy the Seller's obligations in Section 2.01. If any document submitted for recording pursuant to this Agreement is (x) lost prior to recording or rejected by the applicable recording office, the Seller shall immediately prepare or cause to be prepared a substitute and submit it for recording or (y) lost after recording, the Seller to use its reasonable best efforts to obtain a copy of such document certified by the applicable public recording office to be a true and complete copy of the original recorded document

            With respect to each Mortgage Loan other than a MERS Mortgage Loan as to which the related Mortgaged Property and Mortgage File are located in (a) the State of California or (b) any other jurisdiction under the laws of which the recordation of the assignment is not necessary to protect the Indenture Trustee's and the Noteholders' interest in the related Mortgage Loan, as evidenced by an Opinion of Counsel reasonably satisfactory to the Indenture Trustee, delivered by the Depositor to the Indenture Trustee and a copy to the Rating Agencies, in lieu of recording the assignment, the Depositor may deliver an unrecorded assignment in blank, in form otherwise suitable for recording to the Indenture Trustee; provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment, or any copy thereof, of the Mortgage may exclude the information to be provided by the recording office. As to any Mortgage Loan other than a MERS Mortgage Loan, the procedures of the preceding sentence shall be applicable only so long as the related Mortgage File is maintained in the possession of the Indenture Trustee in the State or jurisdiction described in such sentence. In the event that with respect to Mortgage Loans other than MERS Mortgage Loans (i) the Seller, the Depositor, the Issuing Entity or the Master Servicer gives written notice to the Indenture Trustee that recording is required to protect the right, title and interest of the Indenture Trustee on behalf of the Noteholders in and to any Mortgage Loan, (ii) a court recharacterizes the sale of the Mortgage Loans as a financing, or (iii) as a result of any change in or amendment to the laws of the State or jurisdiction described in the first sentence of this paragraph or any applicable political subdivision thereof, or any change in official position regarding application or interpretation of such laws, including a holding by a court of competent jurisdiction, such recording is so required, the Indenture Trustee shall complete the assignment in the manner specified in clause (iii) of the definition of Mortgage File and the Seller shall submit or cause to be submitted for recording as specified above or, should the Seller fail to perform such obligations, the Indenture Trustee shall cause the Master Servicer, at the Master Servicer's expense, to cause each such previously unrecorded assignment to be submitted for recording as specified above. In the event a Mortgage File is released to the Master Servicer as a result of the Master Servicer's having completed a Request for Release in the form of Exhibit D, the Indenture Trustee shall complete the assignment of the related Mortgage in the manner specified in clause (iii) of the definition of Mortgage File.

            So long as the Indenture Trustee or its agent maintains an office in the State of California, the Indenture Trustee or its agent shall maintain possession of and not remove or attempt to remove from the State of California any of the Mortgage Notes as to which the related Mortgaged Property is located in such State. The Seller hereby appoints the Master Servicer (and any successor servicer hereunder) as its attorney-in-fact with full power and authority acting in its stead for the purpose of such preparation, execution and filing.

            In the case of Mortgage Loans that become the subject of a Principal Prepayment between the Closing Date and the Cut-off Date, with respect to the Initial Mortgage Loans, or between the Subsequent Transfer Date and the Subsequent Cut-off Date, with respect to the Subsequent Mortgage Loans, the Seller shall deposit or cause to be deposited in the Collection Account the amount required to be deposited therein with respect to such payment pursuant to
Section 3.05 hereof.

            Notwithstanding anything to the contrary in this Agreement, within thirty days after the Closing Date, the Seller shall either (i) deliver to the Indenture Trustee the Mortgage Note as required pursuant to this Section 2.01 for each Delay Delivery Mortgage Loan or (ii) (A) repurchase the Delay Delivery Mortgage Loan or (B) substitute the Delay Delivery Mortgage Loan for a Replacement Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, provided that if the Seller fails to deliver a Mortgage Note for any Delay Delivery Mortgage Loan within the period provided in the prior sentence, the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage Note for such Delay Delivery Mortgage Loan, but rather the Seller shall have five (5) Business Days to cure such failure to deliver. The Seller shall promptly provide each Rating Agency with written notice of any cure, repurchase or substitution made pursuant to the proviso of the preceding sentence. On or before the thirtieth (30th) day (or if such thirtieth day is not a Business Day, the succeeding Business Day) after the Closing Date, the Indenture Trustee shall, in accordance with the provisions of
Section 2.02, send a Delay Delivery Certification substantially in the form annexed hereto as Exhibit B-3 (with any applicable exceptions noted thereon) for all Delay Delivery Mortgage Loans delivered within thirty (30) days after such date. The Indenture Trustee will promptly send a copy of such Delay Delivery Certification to each Rating Agency.

            The document delivery requirements of Section 2.01 shall not apply with respect to those items specifically listed on the Schedule of Document Delivery Deficiencies attached hereto as Exhibit G.

            (b) Subject to the execution and delivery of the related Subsequent Transfer Agreement as provided by this Section 2.01(b) and the terms and conditions of this Agreement, the Seller sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, on each Subsequent Transfer Date, all the right, title and interest of the Seller in and to the related Subsequent Mortgage Loans, including all interest and principal received and receivable by the Seller on or with respect to such Subsequent Mortgage Loans after the related Subsequent Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or deposited into the Collection Account by the Seller as a Subsequent Collection Account Deposit as provided in this Agreement, other than principal due on such Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date and interest accruing prior to the related Subsequent Cut-off Date.

            Immediately upon the conveyance of the Subsequent Mortgage Loans referred to in the preceding paragraph, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Indenture Trustee for the benefit of the Noteholders, without recourse, all right and interest in the Subsequent Mortgage Loans.

            On any Business Day during the Funding Period designated to the Indenture Trustee by the Seller, the Seller, the Depositor and the Indenture Trustee shall complete, execute and deliver a Subsequent Transfer Agreement. After the execution and delivery of such Subsequent Transfer Agreement, on the Subsequent Transfer Date, the Indenture Trustee shall set aside in the Pre-Funding Account an amount equal to the related Subsequent Transfer Date Aggregate Purchase Amount.

      (c) The transfer of Subsequent Mortgage Loans on the Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

            (i) the Indenture Trustee and the Underwriter will each be provided Opinions of Counsel addressed to the Rating Agencies as with respect to the sale of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date (such opinions being substantially similar to the opinions delivered on the Closing Date to the Rating Agencies with respect to the sale of the Initial Mortgage Loans on the Closing Date), to be delivered as provided in this Section 2.01(c);

            (ii) the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of the any ratings assigned to the Notes by the Ratings Agencies;

            (iii) the Depositor shall deliver to the Indenture Trustee an Officer's Certificate confirming the satisfaction of each of the conditions set forth in this Section 2.01(d) required to be satisfied by such Subsequent Transfer Date;

            (iv) each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement, provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan set forth in this clause (iv), the obligation under Section 3.1 of this Agreement of the Seller to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against the Seller respecting such breach available to Noteholders, the Purchaser, the Issuing Entity or the Indenture Trustee;

            (v) the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

            (vi) no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 60 or more days delinquent on such Subsequent Transfer Date;

            (vii) following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date, the characteristics of the Mortgage Loans will not vary by more than 10% from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loans will be taken as of the Subsequent Cut-off Date:

                                                                                                                      PERMITTED
                         LOAN GROUP 1      LOAN GROUP 2       LOAN GROUP 3        LOAN GROUP 4     LOAN GROUP 5   VARIANCE OR RANGE
                         ------------      ------------       ------------        ------------     ------------   -----------------
Average Stated
Principal Balance....       $____              $____              $____              $____             $____             ___%
Weighted Average
Mortgage Rate........        ____%              ____%              ____%              ____%             ____%            ___%

Weighted Average
Loan-to-Value Ratio..        ___%              ___%               ___%                ___%             ___%             ___%
Weighted Average
Remaining Term to
Maturity.............        ___ months        ___ months         ___ months          ___ months       ___ months       ___ months
Weighted Average
Credit Bureau
Risk Score...........        ___               ___                ___                 ___              ___              ___ points
Mortgage Loans with
Prepayment Charges
at Origination.......        ___%              ___%               ___%                ___%             ___%             ___%

            (viii) neither the Seller nor the Depositor is insolvent and neither the Seller nor the Depositor will be rendered insolvent by the conveyance of Subsequent Mortgage Loans on such Subsequent Transfer Date; and

            (ix) The Indenture Trustee shall not be required to investigate or otherwise verify compliance with these conditions, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

            Within five Business Days after each Subsequent Transfer Date, upon
(1) delivery to the Indenture Trustee by the Depositor of the Opinions of Counsel referred to in Section 2.01(c)(i), (2) delivery to the Indenture Trustee by the Seller of a Loan Number and Borrower Identification Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and (3) delivery to the Indenture Trustee by the Depositor of an Officer's Certificate confirming the satisfaction of each of the conditions precedent set forth in this Section 2.01(c), the Depositor shall cause the Indenture Trustee to pay the Seller the Subsequent Transfer Date Aggregate Transfer Amount from such funds that were set aside in the Pre-Funding Account pursuant to Section 2.01(b) of this Agreement. The positive difference, if any, between the Subsequent Transfer Date Aggregate Transfer Amount and the Subsequent Transfer Date Aggregate Purchase Amount shall be re-invested by the Indenture Trustee in the Pre-Funding Account.

            Within thirty days after each Subsequent Transfer Date, the Depositor shall deliver to the Indenture Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date conform to the characteristics described in Section 2.01(c)(vi) and (vii).

            Section 2.02 Acceptance by Indenture Trustee of the Mortgage Loans.

            The Indenture Trustee acknowledges receipt, subject to the limitations contained in, and any exceptions noted in, the Initial Certification in the form annexed hereto as Exhibit B-1 and in the list of exceptions attached thereto and the Schedule of Document Delivery Deficiencies attached hereto as Exhibit G, of the Mortgage Note with respect to the Mortgage

Loans and declares that it holds and will hold the assets included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Noteholders and Noteholders.

            The Indenture Trustee agrees to execute and deliver on the Closing Date to the Issuing Entity, the Depositor, the Master Servicer and the Seller an Initial Certification substantially in the form annexed hereto as Exhibit B-1 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), the Mortgage Notes are in the Indenture Trustee's possession, except with respect to any document referred to in the Schedule of Document Delivery Deficiencies attached hereto as Exhibit G, and based on its review and examination and only as to the foregoing documents, such Mortgage Notes appear regular on their face and relate to such Mortgage Loan. The Indenture Trustee agrees to execute and deliver within 30 days after the Closing Date to the Issuing Entity, the Depositor, the Master Servicer and the Seller an Interim Certification substantially in the form annexed hereto as Exhibit B-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification) the Mortgage Notes are in its possession and based on its review and examination, such Mortgage Notes appear regular on their face. On or before the thirtieth (30th) day after the Closing Date (or if such thirtieth day is not a Business Day, the succeeding Business Day), the Indenture Trustee shall deliver to the Issuing Entity, Depositor, the Master Servicer and the Seller a Delay Delivery Certification with respect to the Mortgage Loans substantially in the form annexed hereto as Exhibit B-3, with any applicable exceptions noted thereon. The Indenture Trustee shall be under no duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

            Not later than 180 days after the Closing Date, the Indenture Trustee shall deliver to the Issuing Entity, Depositor, the Master Servicer and the Seller (and to any Noteholder that so requests) a Final Certification with respect to the Mortgage Loans substantially in the form annexed hereto as Exhibit C, with any applicable exceptions noted thereon.

            In connection with the Indenture Trustee's completion and delivery of such Final Certification, the Indenture Trustee shall review each Mortgage Note. If, in the course of such review, the Indenture Trustee finds any Mortgage Note missing or defective, the Indenture Trustee shall include such exceptions in such Final Certification. The Seller shall promptly correct or cure such defect referred to above within 90 days from the date it was so notified of such defect if such defect is not listed on Exhibit G hereto or if such defect is listed on Exhibit G and such defect materially interferes with the Master Servicer's ability to foreclose on the related Mortgaged Property and, if the Seller does not correct or cure such defect within such period, the Seller shall either (A) if the time to cure such defect expires prior to the end of the second anniversary of the Closing Date, substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (B) purchase such Mortgage Loan from the Trust Estate within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided that any such substitution pursuant to (A) above or repurchase pursuant to (B) above shall not be effected prior to the delivery to the Indenture Trustee of the Opinion of Counsel required by Section 2.05 hereof and any substitution pursuant to (A) above shall not be effected prior to the additional delivery to the Indenture Trustee of a Request for Release substantially in the form of Exhibit E. No substitution will be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be remitted by Seller to the Master Servicer for deposit in the Collection Account and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit E hereto, the Indenture Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at the Seller's request such instruments of transfer or assignment as the Seller has prepared, in each case without recourse, as shall be necessary to vest in the Seller, or a designee, the Indenture Trustee's interest in any Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller to substitute for or to purchase any Mortgage Loan that does not meet the requirements of this Section
2.02 above shall constitute the sole remedy respecting such defect available to the Indenture Trustee, the Issuing Entity, the Depositor and any Noteholder against the Seller.

            Section 2.03 Representations, Warranties and Covenants of the Master
                         Servicer and the Seller.

            (a) The Master Servicer hereby represents and warrants to the Issuing Entity, the Depositor and the Indenture Trustee as follows, as of the date hereof with respect to the Mortgage Loans:

            (i) The Master Servicer is duly organized as a Texas limited partnership and is validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

            (ii) The Master Servicer has the full partnership power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a material breach of any term or provision of the certificate of limited partnership, partnership agreement or other organizational document of the Master Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement.

            (iv) The Master Servicer is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

            (vii) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

            (b) The Seller hereby represents and warrants to the Issuing Entity, the Depositor, the Issuing Entity and the Indenture Trustee as of the Closing Date, with respect to the

Initial Mortgage Loans, or the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans (or if otherwise specified below, as of the date so specified):

            (i) The Seller is duly organized as a __________ and is validly existing and in good standing under the laws of ___________ and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

            (ii) The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (iii) The execution and delivery of this Agreement by the Seller, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Seller and will not
      (A) result in a material breach of any term or provision of the charter or by-laws of the Seller or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller's ability to perform or meet any of its obligations under this Agreement.

            (iv) No litigation is pending or, to the best of the Seller's knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Sale and Servicing Agreement or to perform any of its obligations under this Sale and Servicing Agreement in accordance with the terms thereof.

            (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Sale and Servicing Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

            (vi) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date in the case of an Initial Mortgage Loan, and Subsequent Transfer Date in the case of a Subsequent Mortgage Loan.

            (vii) As of the Closing Date, all payments due with respect to each Mortgage Loan prior to the Cut-off Date have been made; and as of the Cut-off Date, no Mortgage Loan has been contractually delinquent for 30 or more days more than once during the twelve months prior to the Cut-off Date.

            (viii) No Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 100.00%.

            (ix) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of non delinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

            (x) [Reserved].

            (xi) There is no delinquent tax or assessment lien against any Mortgaged Property.

            (xii) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

            (xiii) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item (xvii below.

            (xiv) As of the Closing Date, to the best of the Seller's knowledge, each Mortgaged Property is free of material damage and in good repair.

            (xv) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, predatory and abusive lending laws, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws.

            (xvi) As of the Closing Date, neither the Seller nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

            (xvii) A lender's policy of title insurance together with an adjustable rate rider and a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Stated Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to FNMA or FHLMC and is in a form acceptable to FNMA or FHLMC, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage subject to the exceptions set forth in paragraph (ix) above and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the mortgage interest rate and/or monthly payment; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy.

            (xviii) Each Mortgage Loan was originated (within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended) by an entity that satisfied at the time of origination the requirements of
      Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

            (xix) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

            (xx) To the best of the Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

            (xxi) Each Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

            (xxii) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid.

            (xxiii) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

            (xxiv) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Noteholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (xxv) Each Mortgage Note and each Mortgage is in substantially one of the forms acceptable to FNMA or FHLMC, with such riders as have been acceptable to FNMA or FHLMC, as the case may be.

            (xxvi) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note.

            (xxvii) The origination, underwriting and collection practices used by the Seller with respect to each Mortgage Loan have been in all respects legal, prudent and customary in the mortgage lending and servicing business.

            (xxviii) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

            (xxix) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature.

            (xxx) Each Mortgage Loan contains a customary "due on sale" clause.

            (xxxi) As of the Closing Date, approximately ____%, ____%, ___%, ____% and 33.23%, of the Initial Mortgage Loans in Loan Groups 1, 2, 3, 4 and 5, respectively, by aggregate Stated Principal Balance of the respective Loan Group as of the Cut-off Date, provide for a prepayment charge.

            (xxxii) Each Mortgage Loan that had a Loan-to-Value Ratio at origination in excess of 80% is the subject of a Primary Insurance Policy that insures that portion of the principal balance equal to a specified percentage times the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest thereon and the related foreclosure expenses. The specified coverage percentage for mortgage loans with terms to maturity between 25 and 30 years is __% for Loan-to-Value Ratios between 80.01% and 85.00%, ___% for Loan-to-Value Ratios between 85.01% and 90.00%, ___% for Loan-to-Value Ratios between 90.01% and 95.00% and ___% for Loan-to-Value Ratios between 95.01% and 100%. The specified coverage percentage for mortgage loans with terms to maturity of up to 20 years ranges from __% to __% for Loan-to-Value Ratios between 80.01% to 85.00%, from ___% to ___% for Loan-to-Value Ratios between 85.01% to 90.00% and __% to __% for Loan-to-Value Ratios between 90.01% to 95.00%. Each such Primary Insurance Policy is issued by a Qualified Insurer. All provisions of any such Primary Insurance Policy have been and are being complied with, any such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates either the Mortgagor or the mortgagee thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Rate for each Mortgage Loan is net of any such insurance premium.

            (xxxiii) As of the Closing Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item (xxxiv) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

            (xxxiv) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the

      Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

            (xxxv) To the best of the Seller's knowledge, there is no proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

            (xxxvi) There is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of the Seller's knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration.

            (xxxvii) Each Mortgaged Property is improved by a one- to four-family residential dwelling including condominium units and dwelling units in PUDs, which, to the best of the Seller's knowledge, does not include cooperatives or mobile homes and does not constitute other than real property under state law.

            (xxxviii) Each Mortgage Loan is being master serviced by the Master Servicer.

            (xxxix) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Master Servicer to make future advances to the Mortgagor at the option of the Mortgagor.

            (xl) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed, but is not yet due and payable. Except for (A) payments in the nature of escrow payments, and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest, including without limitation, taxes and insurance payments, the Master Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage.

            (xli) Each Mortgage Loan was underwritten in all material respects in accordance with the underwriting guidelines described in the Prospectus Supplement.

            (xlii) Other than with respect to any Streamlined Documentation Mortgage Loan as to which the loan-to-value ratio of the related Original Mortgage Loan was less than 90% at the time of the origination of such Original Mortgage Loan, prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form acceptable to FNMA and FHLMC.

            (xliii) None of the Mortgage Loans are graduated payment mortgage loans or growing equity mortgage loans, and none of the Mortgage Loans are subject to a buydown or similar arrangement.

            (xliv) Any leasehold estate securing a Mortgage Loan has a term of not less than five years in excess of the term of the related Mortgage Loan.

            (xlv) The Mortgage Loans were selected from among the outstanding adjustable-rate one- to four-family mortgage loans in the portfolios of the Seller at the Closing Date as to which the representations and warranties made as to the Mortgage Loans set forth in this Schedule III can be made. Such selection was not made in a manner intended to adversely affect the interests of Noteholders.

            (xlvi) Except for ____ of the Initial Mortgage Loans, each Mortgage Loan transferred and assigned to the Indenture Trustee on the Closing Date has a payment date on or before the Due Date in the month of the first Payment Date.

            (xlvii) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Indenture Trustee certifying that the original Mortgage Note is a Lost Mortgage Note, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Trustee will not be materially adversely affected by the absence of the original Mortgage Note. A "Lost Mortgage Note" is a Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

            (xlviii) The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement.

            (xlix) No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

            (l) None of the Mortgage Loans are "high cost" loans as defined by applicable predatory and abusive lending laws.

            (li) None of the Mortgage Loans are covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA").

            (lii) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.).

            (liii) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. Sections 58-21a-1 et seq.).

            (liv) All of the Mortgage Loans were originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory and abusive lending laws.

            (lv) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and with respect to the foregoing, the terms "High Cost Loan" and "Covered Loan" have the meaning assigned to them in the then current Standard & Poor's LEVELS(R) Version 5.6c Glossary Revised, Appendix E which is attached hereto as Exhibit I (the "Glossary") where (x) a "High Cost Loan" is each loan identified in the column "Category under applicable anti-predatory lending law" of the table entitled "Standard & Poor's High Cost Loan Categorization" in the Glossary as each such loan is defined in the applicable anti-predatory lending law of the State or jurisdiction specified in such table and (y) a "Covered Loan" is each loan identified in the column "Category under applicable anti-predatory lending law" of the table entitled "Standard & Poor's High Covered Loan Categorization" in the Glossary as each such loan is defined in the applicable anti-predatory lending law of the State or jurisdiction specified in such table.

            (lvi) The Seller intends to treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans for all of its accounting and regulatory purposes.

            (lvii) Immediately prior to the assignment of each Mortgage Loan to the Depositor, the Seller had good title to, and was the sole owner of, such Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Sale and Servicing Agreement.

            (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(a), (b) or (c) that materially and adversely affects the interests of the Noteholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. Each of the Master Servicer and the Seller (each, a "Representing Party") hereby covenants with respect to the representations and warranties set forth in Sections 2.03(a), (b) and (c) that within 90 days of the earlier of the discovery by such Representing Party or receipt of written notice by such Representing Party from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Noteholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Estate and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Indenture Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to clause (i) above or repurchase pursuant to clause (ii) above shall not be effected prior to the delivery to the

Indenture Trustee of the Opinion of Counsel required by Section 2.05 hereof and any such substitution pursuant to clause (i) above shall not be effected prior to the additional delivery to the Indenture Trustee of a Request for Release substantially in the form of Exhibit D. Any Representing Party liable for a breach under this Section 2.03 shall promptly reimburse the Master Servicer or the Indenture Trustee for any expenses reasonably incurred by the Master Servicer or the Indenture Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, any Representing Party liable for a breach under this Section 2.03 shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Master Servicer whether such Representing Party intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties described in this Section that are made to the best of the Representing Party's knowledge, if it is discovered by any of the Issuing Entity, the Depositor, the Master Servicer, the Seller or the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Representing Party's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

            With respect to any Replacement Mortgage Loan or Loans, the Representing Party delivering such Replacement Mortgage Loan shall deliver to the Indenture Trustee for the benefit of the Noteholders the related Mortgage Note, with the Mortgage Note endorsed as set forth in Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Payment Date on which such proceeds are to be distributed shall not be part of the Trust Estate and will be retained by the Representing Party delivering such Replacement Loan on such Payment Date. For the month of substitution, distributions to Noteholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Noteholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Indenture Trustee. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Representing Party delivering such Replacement Mortgage Loan shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 2.03(b) or (C), as applicable, with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Indenture Trustee (i) shall release to the Representing Party the Mortgage Note relating to such Deleted Mortgage Loan and held for the benefit of the Noteholders, (ii) cause the Master Servicer to release to the Representing Party any remaining documents in the related Mortgage File which are held by the Master Servicer and (ii) shall execute and deliver at the Master Servicer's direction such instruments of transfer or assignment as have been prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller, or its respective designee, title to the Indenture Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            For any month in which a Representing Party substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") shall be forwarded by the Representing Party to the Master Servicer and deposited by the Master Servicer into the Collection Account not later than the Determination Date for the Payment Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

            In the event that a Representing Party shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.05 on the Determination Date for the Payment Date in the month following the month during which such Representing Party became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05, if any, and the receipt of a Request for Release in the form of Exhibit E hereto, the Indenture Trustee shall (i) release the related Mortgage Note held for the benefit of the Noteholders to such Representing Party, (ii) cause the Master Servicer to release to such Representing Party any remaining documents in the related Mortgage File which are held by the Master Servicer and (iii) execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by such Representing Party, in each case without recourse, as shall be necessary to transfer title from the Indenture Trustee for the benefit of the Noteholders and transfer the Indenture Trustee's interest to such Representing Party to any Mortgage Loan purchased pursuant to this Section
2.03. It is understood and agreed that the obligation under this Agreement of the Representing Party to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Representing Party respecting such breach available to Noteholders, the Issuing Entity, the Depositor or the Indenture Trustee.

            (d) The representations and warranties set forth in Section 2.03 hereof shall survive delivery of the respective Mortgage Notes to the Indenture Trustee for the benefit of the Noteholders.

            Section 2.04 Representations and Warranties of the Depositor.

            The Depositor hereby represents and warrants to the Master Servicer, the Issuing Entity and the Indenture Trustee as follows, as of the date hereof:

            (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

            (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

            (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

            (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

            (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

            The Depositor hereby represents and warrants to the Issuing Entity and the Indenture Trustee with respect to each Mortgage Loan as of the Closing Date and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans, and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

            It is understood and agreed that the representations and warranties set forth in the two immediately preceding paragraphs shall survive delivery of the Mortgage Notes to the Indenture Trustee. Upon discovery by the Depositor, the Issuing Entity or the Indenture Trustee of a breach of any of the foregoing representations and warranties set forth in the immediately preceding paragraph (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Noteholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency. The Depositor hereby covenants with respect to the representations and warranties made by it in this Section 2.04 that within 90 days of the earlier of the discovery it or receipt of written notice by it from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Noteholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, shall repurchase or replace the affected Mortgage Loan or Loans in accordance with the procedure set forth in Section 2.03(d).

            Section 2.05 Delivery of Opinion of Counsel in Connection with
                         Substitutions and Repurchases.

            (a) Subsequent to any REMIC Elections and notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02, 2.03 or 2.04 shall be made unless the Representing Party making such repurchase or substitution delivers to the Indenture Trustee, an Opinion of Counsel, addressed to the Indenture Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of the Trust Estate or contributions after the REMIC Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02, 2.03 or 2.04) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and
(b) receipt by the Indenture Trustee, of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

            (b) Upon discovery by the Issuing Entity, the Depositor, the Seller, the Master Servicer or the Indenture Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Indenture Trustee shall require the Seller, at its option, to either (i) substitute, if the conditions in Section 2.03(d) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Indenture Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

            Section 2.06 Covenants of the Master Servicer.

            The Master Servicer hereby covenants to the Issuing Entity, the Depositor and the Indenture Trustee as follows:

            (a) the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

            (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Issuing Entity, the Depositor, any affiliate of the Issuing Entity, the Depositor or the Indenture Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading.

            Section 2.07 Assignment of Agreement.

            The Seller, the Depositor and the Master Servicer hereby acknowledge and agree that the Issuing Entity may assign its interest under this Agreement to the Indenture Trustee, for the benefit of the Noteholders, as may be required to effect the purposes of the Indenture, without further notice to, or consent of, the Seller, the Depositor or the Master Servicer, and the Indenture Trustee shall succeed to such of the rights of the Issuing Entity hereunder as shall be so assigned. The Issuing Entity shall, pursuant to the Indenture, assign all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by Article II of this Agreement for breaches of the representations, warranties, agreements and covenants of the Seller contained in Section 2.03(b) and (c), respectively, of this Agreement, to the Indenture Trustee, for the benefit of the Noteholders. The Seller agrees that, upon such assignment to the Indenture Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Indenture Trustee and the Indenture Trustee may enforce, without joinder of the Depositor or the Issuing Entity, the repurchase obligations of the Seller set forth herein with respect to breaches of such representations, warranties, agreements and covenants.

                                  ARTICLE III.

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Master Servicer to Service Mortgage Loans.

            For and on behalf of the Noteholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders in the respective states in which the Mortgaged Properties are located. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, subject to the terms hereof (i) to execute and deliver, on behalf of the Noteholders, the Issuing Entity and the Indenture Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and Subsequent Recoveries, and
(iv) subject to Section 3.11(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Issuing Entity, Indenture Trustee or the Noteholders in any Mortgage Loan or the rights and interests of the Issuing Entity, the Depositor and the Indenture Trustee under this Agreement. Subsequent to any REMIC Elections, the Master Servicer shall represent and protect the interest of the Indenture Trustee in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would
(i) cause the Trust Estate to fail to qualify as a REMIC or (ii) result in the imposition of any tax under section 860A or 860D of the Code, but in any case the Master Servicer shall not act in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Issuing Entity and the Indenture Trustee, is hereby authorized and empowered by the Issuing Entity, the Depositor and the Indenture Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Indenture Trustee, the Issuing Entity, the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Noteholders. The Master Servicer shall prepare and deliver to the Issuing Entity and/or the Indenture Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Indenture Trustee shall execute such documents and deliver them to the Master Servicer. The Master Servicer further is authorized and empowered by the Indenture Trustee, on behalf of the Noteholders, the Issuing Entity and the Indenture Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Issuing Entity, the Indenture Trustee and the Noteholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Indenture Trustee and its successors and assigns.

            In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. All costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Noteholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The Master Servicer shall deliver a list of Servicing Officers to the Indenture Trustee by the Closing Date.

            In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Indenture Trustee for deposit in the Payment Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Estate, the Indenture Trustee, the Issuing Entity, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.01 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law and shall not be an expense of the Trust Estate.

            Section 3.02 Subservicing; Enforcement of the Obligations of Master Servicer.

            (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer (each, a "Subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided that (i) such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and (ii) that such subservicing agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Notes, as evidenced by a letter to that effect delivered by each Rating Agency to the Issuing Entity. The Master Servicer shall deliver to the Indenture Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments. The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a subservicer or reference to actions taken through a Master Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Indenture Trustee and the Noteholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Master Servicer shall contain a provision giving the successor Master Servicer the option to terminate such agreement in the event a successor Master Servicer is appointed. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer. Any subservicer or other subcontractor that performs any of the functions indentified in Item 1122(d) of Regulation AB must agree in writing that, if the Master Servicer or the Depositor determines that such subcontractor was "participating in the servicing function" within the meaning of Item 1122, such subcontractor will comply with the provisions of Sections 3.17 and 3.18 to the same extent as if it were the Master Servicer.

            (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Master Servicer.

            Section 3.03 Rights of the Issuing Entity, the Depositor, the Seller
                         and the Indenture Trustee in Respect of the Master Servicer.

            None of the Indenture Trustee, the Seller, the Issuing Entity or the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer, and none of them is obligated to supervise the performance of the Master Servicer hereunder or otherwise.

            The Master Servicer shall afford (and any Subservicing Agreement shall provide that each Subservicer shall afford) the Depositor and the Indenture Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Subservicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Subservicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Issuing Entity, the Depositor and the Indenture Trustee its (and any such Subservicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Issuing Entity, the Depositor and the Indenture Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Masters Servicer's (or any such Subservicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or
(ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Issuing Entity, the Depositor, the Indenture Trustee or the Trust Estate, and in either case, the Issuing Entity, the Depositor or the Indenture Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Issuing Entity may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided by virtue of such performance by the Issuing Entity of its designee. The Issuing Entity shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

            Section 3.04 Indenture Trustee to Act as Master Servicer.

            In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Indenture Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Indenture Trustee shall not be (i) liable for losses of the Master Servicer pursuant to Section 3.09 hereof or any acts or omissions of the predecessor Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or
2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to
Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.03 or the first paragraph of Section
5.02 hereof). If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default), the Indenture Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Master Servicer under any subservicing agreement in accordance with the terms thereof; provided that the Indenture Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Master Servicer thereunder; and the Master Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

            The Master Servicer shall, upon request of the Indenture Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

            Section 3.05 Collection of Mortgage Loan Payments; Collection
                         Account; Payment Account.

            (a) The Master Servicer shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, subject to Section 3.18, any Prepayment Charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 270 days. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Master Servicer shall establish and maintain a Collection Account into which the Master Servicer shall deposit or cause to be deposited on a daily basis within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans before the Cut-off Date) and the following amounts required to be deposited hereunder:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.14 to the extent not previously paid to or withheld by the Master Servicer (other than interest accrued on the Mortgage Loans prior to the Cut-off Date), and the Initial Collection Account Deposit;

            (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

            (iv) all Compensating Interest;

            (v) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments;

            (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.09 hereof;

            (vii) the Purchase Price and any Substitution Adjustment Amount;

            (viii) all Advances made by the Master Servicer pursuant to Section 4.01; and

            (ix) any other amounts required to be deposited hereunder.

            The foregoing requirements for remittance by the Master Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Collection Account that describes the amounts deposited in error in the Collection Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Noteholders until withdrawn in accordance with Section 3.08.

            The Collection Account shall be an Eligible Account and will initially be established by the Master Servicer at Countrywide Bank, N.A., which is an affiliate of the Master Servicer.

            (c) The Indenture Trustee shall establish and maintain, on behalf of the Noteholders, the Payment Account. The Indenture Trustee shall, promptly upon receipt, deposit in the Payment Account and retain therein the following:

            (i) the aggregate amount remitted by the Master Servicer pursuant to the second paragraph of Section 3.08(a);

            (ii) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments.

            The foregoing requirements for remittance by the Master Servicer and deposit by the Indenture Trustee into the Payment Account shall be exclusive. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time direct the Indenture Trustee to withdraw such amount from the Payment Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering a written notice to the Indenture Trustee that describes the amounts deposited in error in the Payment Account. All funds deposited in the Payment Account shall be held by the Indenture Trustee in trust for the Noteholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Indenture Trustee incur liability for withdrawals from the Payment Account at the direction of the Master Servicer.

            (d) Each institution that maintains the Collection Account and the Payment Account shall invest the funds in each such account, as directed in writing by the Master Servicer, in Permitted Investments, which shall mature not later than (x) in the case of the Collection Account, the second Business Day next preceding the related Payment Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account, then such Permitted Investment shall mature not later than the Business Day next preceding such Payment Account Deposit Date) and (y) in the case of the Payment Account, the Business Day immediately preceding the first Payment Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Payment Account, then such Permitted Investment shall mature not later than such Payment Date) and, in each case, shall not be sold or disposed of prior to maturity. All such Permitted Investments shall be made in the name of the Indenture Trustee, for the benefit of the Noteholders. In the case of the Collection Account and the Payment Account, all income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account or the Payment Account in respect of any such investments shall be deposited by the Master Servicer in the Collection Account or paid to the Indenture Trustee for deposit into the Payment Account out of the Master Servicer's own funds immediately as realized. The Indenture Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Payment Account made in accordance with this Section 3.05.

            (e) The Master Servicer shall give at least 30 days advance notice to the Indenture Trustee, the Issuing Entity, the Seller, each Rating Agency and the Depositor of any proposed change of location of the Collection Account prior to any change thereof. The Indenture Trustee shall give at least 30 days advance notice to the Master Servicer, the Issuing Entity, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Payment Account prior to any change thereof.

            (f) No later than 1:00 p.m. Pacific time on the Business Day prior to the Master Servicer Advance Date in __________, the Seller shall remit to the Master Servicer, and the Master Servicer shall deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for such Master Servicer Advance Date.

            Section 3.06 Collection of Taxes, Assessments and Similar Items;
                         Escrow Accounts.

            To the extent required by the related Mortgage Note, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section
9.01 hereof. The Escrow Accounts shall not be a part of the Trust Estate.

            Section 3.07 Access to Certain Documentation and Information
                         Regarding the Mortgage Loans.

            The Master Servicer shall afford the Issuing Entity, the Depositor and the Indenture Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance policies and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

            Upon reasonable advance notice in writing if required by federal regulation, the Master Servicer will provide to each Noteholder or Note Owner that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Noteholder or Note Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Notes; provided that the Master Servicer shall be entitled to be reimbursed by each such Noteholder or Note Owner for actual expenses incurred by the Master Servicer in providing such reports and access.

            Section 3.08 Permitted Withdrawals from the Collection Account and the Payment Account.

            (a) The Master Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

            (i) [reserved];

            (ii) to pay to the Master Servicer (to the extent not previously paid to or withheld by the Master Servicer), as servicing compensation in accordance with Section 3.14, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation to the Master Servicer, those other amounts set forth in Section 3.14, and to pay any fees with respect to any lender-paid primary mortgage insurance policy;

            (iii) to reimburse the Master Servicer for Advances made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

            (iv) to reimburse the Master Servicer for any Nonrecoverable Advance previously made after the Cut-off Date;

            (v) to reimburse the Master Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

            (vi) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, the Master Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

            (vii) to pay to the Seller, the Issuing Entity, the Depositor or the Master Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to
      Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

            (viii) to reimburse the Seller, the Master Servicer, the Issuing Entity or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Notes and reimbursable pursuant to Section 5.03 hereof; provided that such amount shall only be withdrawn following the withdrawal from the Collection Account for deposit into the Payment Account pursuant to the following paragraph;

            (ix) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be deposited therein; and

            (x) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

            In addition, no later than 1:00 p.m. Pacific time on the Payment Account Deposit Date, the Master Servicer shall withdraw from the Collection Account and remit to the Indenture Trustee the Available Funds relating to the Notes and the Indenture Trustee shall deposit such amounts in the Payment Account.

            The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (i), (ii), (iv),
(v) and (vi) above. Prior to making any withdrawal from the Collection Account pursuant to subclause (iii), the Master Servicer shall deliver to the Indenture Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

            (b) The Indenture Trustee shall withdraw funds from the Payment Account for distribution to the Noteholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section
8.08 of the Indenture). In addition, the Indenture Trustee may from time to time make withdrawals from the Payment Account for the following purposes:

            (i) to pay the Indenture Trustee the Trustee Fee on each Payment
      Date;

            (ii) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Payment Account;

            (iii) to withdraw pursuant to Section 3.05 any amount deposited in the Payment Account and not required to be deposited therein;

            (iv) to pay the Owner Trustee the Owner Trustee Fee as described in the Indenture; and

            (v) to clear and terminate the Payment Account upon termination of the Agreement pursuant to Section 9.01 hereof; and

            Section 3.09 Maintenance of Hazard Insurance.

            The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Master Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to
Section 3.05 hereof, any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Noteholders or remittances to the Indenture Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by
Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

            Section 3.10 Enforcement of Due-On-Sale Clauses; Assumption
                         Agreements.

            (a) Except as otherwise provided in this Section 3.10(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the

Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Master Servicer shall notify the Indenture Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Indenture Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3.10(a) by reason of any transfer or assumption that the Master Servicer reasonably believes it is restricted by law from preventing.

            (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Indenture Trustee, or if an instrument of release signed by the Indenture Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Indenture Trustee for signature and shall direct, in writing, the Indenture Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Mortgage Rate, the Minimum Mortgage Rate, the Gross Margin, the Periodic Rate Cap, the Adjustment Date and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. The Master Servicer shall notify the Indenture Trustee that any such substitution or assumption agreement has been completed by forwarding to the Indenture Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

            Section 3.11 Realization Upon Defaulted Mortgage Loans;
                         Determination of Excess Proceeds and Realized Losses; Repurchase of Certain Mortgage Loans.

            (a) Subject to Section 3.19 hereof, the Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 3.08 hereof). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Indenture Trustee for the benefit of the Noteholders (or the Indenture Trustee's nominee on behalf of the Noteholders). The Indenture Trustee's name shall be placed on the title to such REO Property solely as the Indenture Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Indenture Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Noteholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Noteholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Indenture Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Indenture Trustee to comply with the reporting requirements of the REMIC

Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.]

            In the event that the Trust Estate acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property as soon as practicable in a manner that maximizes the Liquidation Proceeds, but in no event later than three years after its acquisition by the Trust Estate or, at the expense of the Trust Estate, the Master Servicer shall request, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period. In the event the Indenture Trustee shall have been supplied with an Opinion of Counsel (such opinion not to be an expense of the Indenture Trustee) to the effect that the holding by the Trust Estate of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the Trust Estate as defined in section 860F of the Code or cause the Trust Estate to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding, and the Trust Estate may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) after the expiration of such three-year period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Estate shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Estate in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 856(e) of the Code or (ii) subject the Trust Estate to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property unless the Master Servicer has agreed to indemnify and hold harmless the Trust Estate with respect to the imposition of any such taxes.

            The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

            The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Master Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Payment Date, except that any Excess Proceeds shall be retained by the Master Servicer as additional servicing compensation.

            The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.11; second, to reimburse the Master Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.11; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate (less Deferred Interest, if any) to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

            (b) The Master Servicer in its sole discretion, shall have the right to elect (by written notice sent to the Indenture Trustee) to purchase for its own account from the Trust Estate any Mortgage Loan that is 150 days or more delinquent at a price equal to the Purchase Price; provided, however, that the Master Servicer may only exercise this right on or before the last day of the calendar month in which such Mortgage Loan became 150 days delinquent (such month, the "Eligible Repurchase Month"); provided further, that any such Mortgage Loan which becomes current but thereafter becomes delinquent may be purchased by the Master Servicer pursuant to this Section in any ensuing Eligible Repurchase Month. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Indenture Trustee, upon receipt of certification from the Master Servicer of such deposit and a Request for Release from the Master Servicer in the form of Exhibit E hereto, (i) shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage Note, (ii) shall cause the remaining documents in the related Mortgage File to be released to the purchaser and (iii) shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Indenture Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Indenture Trustee or the Noteholders with respect thereto.

            (c) Subject to an REMIC Elections, nnotwithstanding the foregoing paragraphs of this Section 3.11, in the event that a Foreclosure Restricted Loan goes into foreclosure, if acquiring title to the related Mortgaged Property by foreclosure or by deed in lieu of foreclosure would cause the adjusted basis (for federal income tax purposes) of the Mortgaged Properties underlying the Foreclosure Restricted Loans that are currently owned by REMIC I after foreclosure (along with any other assets owned by REMIC I other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the
Code) to exceed 0.75% of the adjusted basis of the assets of the Mortgage Loans, the Master Servicer shall not be permitted to acquire title to such Mortgaged Property on behalf of REMIC I. Instead, the Master Servicer shall dispose of the Mortgage Loan for cash in the foreclosure sale. In addition, if the Master Servicer determines that following a distribution on any Payment Date the adjusted bases of the Mortgaged Properties underlying the Foreclosure Restricted Loans in foreclosure (along with any other assets owned by REMIC I other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code) exceed 1.0% of the adjusted bases of the assets of REMIC I immediately after the distribution, then prior to such Payment Date, the Master Servicer shall dispose of enough of such Mortgaged Properties in foreclosure, for cash, so that the adjusted bases of such Mortgaged Properties in foreclosure (along with any other assets owned by REMIC I other than "qualified mortgages" and "permitted investments" within the meaning of Section 860G of the Code) will be less than 1.0% of the adjusted bases of the assets of REMIC I. In either event, the Master Servicer is permitted to acquire (for its own account and not on behalf of the Trust Estate) the Mortgaged Property at the foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair value of the Mortgaged Property, as determined by the Master Servicer in good faith.

            (d) The Master Servicer, may also, in its discretion, as alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third parties, if the Master Servicer reasonably believes that such sale would maximize proceeds to the trust in the aggregate (on a present value basis) with respect to that mortgage loan.

            Section 3.12 Indenture Trustee to Cooperate; Release of Mortgage
                         Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Indenture Trustee by delivering a Request for Release substantially in the form of Exhibit E. Upon receipt of such request, the Indenture Trustee shall promptly release the related Mortgage Note to the Master Servicer, and the Indenture Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The Master Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trust Estate and the Noteholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account, the Payment Account or the related subservicing account. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Indenture Trustee shall, upon delivery to the Indenture Trustee of a Request for Release in the form of Exhibit D signed by a Servicing Officer, release the Mortgage Note to the Master Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage Note or documents so released to be returned to the Indenture Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Indenture Trustee shall deliver the Request for Release to the Master Servicer.

            If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Indenture Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Master Servicer shall cause possession of any Mortgage Note or of any of the documents in the Mortgage File that shall have been released by the Indenture Trustee to be returned to the Indenture Trustee within 21 calendar days after possession thereof shall have been released by the Indenture Trustee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Master Servicer shall have delivered to the Indenture Trustee a Request for Release in the form of Exhibit E or (ii) the Mortgage Note or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Master Servicer shall have delivered to the Indenture Trustee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage Notes or other documents in the Mortgage File were delivered and the purpose or purposes of such delivery.

            Section 3.13 Documents, Records and Funds in Possession of Master
                         Servicer to be Held for the Indenture Trustee.

            Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Indenture Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Indenture Trustee for any funds received by the Master Servicer or that otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Master Servicer for and on behalf of the Trust Estate and shall be and remain the sole and exclusive property of the Trust Estate, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the Payment Account or in any Escrow Account (as defined in Section 3.06), or any funds that otherwise are or may become due or payable to the Indenture Trustee for the benefit of the Noteholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

            Section 3.14 Servicing Compensation.

            As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Collection Account (i) out of each payment of interest on a Mortgage Loan included in the Trust Estate an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan for the period covered by such interest payment.

            Additional servicing compensation in the form of any Excess Proceeds, assumption fees, late payment charges, any Prepayment Charges, Prepayment Interest Excess, and all income and gain net of any losses realized from Permitted Investments shall be retained by the Master Servicer to the extent not required to be deposited in the Collection Account pursuant to
Section 3.05 or 3.11(a) hereof. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section
3.09 hereof and maintenance of the other forms of insurance coverage required by
Section 3.09 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and 3.11 hereof.

            Section 3.15 Access to Certain Documentation.

            The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Notes or Note Owners and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Master Servicer designated by it. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 3.16 Annual Statement as to Compliance.

            (a) The Master Servicer will deliver to the Indenture Trustee on or before March 31 of each year beginning in 20__ or such other date in order to remain in compliance with Section 302 Requirements, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and
(iii) to the best of such officer's knowledge, each Subservicer has fulfilled its obligations under the applicable subservicing agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided to each Rating Agency by the Servicer. Copies of such statement shall also be provided by the Master Servicer to any Certificateholder upon request. If the Master Servicer shall fail to provide such copies and a Responsible Officer of the Indenture Trustee is aware that the Master Servicer has not so provided copies, the Indenture Trustee shall provide such copies at the Master Servicer's expense if the Indenture Trustee has received such statement.

            (b) On or before March 1 of each calendar year, the Master Servicer shall deliver to the Indenture Trustee a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (ss. 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Master Servicer, and that are backed by the same asset type as the Mortgage Loans. Each such report shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (ss. 229.1122(a)).

            (c) The Master Servicer shall promptly notify the Indenture Trustee and the Depositor (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (ss. 229.1117) of Regulation AB and
(ii) if the Master Servicer shall become (but only to the extent not previously disclosed to the Depositor) at any time an affiliate of any of the Sponsor, the Indenture Trustee, any originator contemplated by Item 1110 (ss. 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (ss. 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (ss.ss. 229.1114-1115) of Regulation AB or any other material party to the Trust Fund contemplated by Item 1100(d)(1) (ss. 229.1100(d)(1)) of Regulation AB.

            Section 3.17 Annual Independent Public Accountants' Servicing
                         Statement; Financial Statements.

            (a) On or before March 31 of each year beginning in 20__ or such other date in order to remain in compliance with the Section 302 Requirements, the Master Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Master Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Indenture Trustee in compliance with the Uniform Single Attestation Program for Mortgage Bankers. Copies of such statement shall be provided to each Rating Agency, and, upon request, to the Certificateholders, by the Master Servicer, or by the Indenture Trustee at the Master Servicer's expense if the Indenture Trustee has received such statement and the Master Servicer shall fail to provide such copies and the Indenture Trustee is aware that the Master Servicer has not so provided copies.

            (b) On or before March 1 of each calendar year, the Master Servicer shall deliver to the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by such asserting party pursuant to Section 3.16. Each such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

            Section 3.18 Reports.

            (a) The [Master Servicer] shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 10 days (or, if applicable, within such shorter period of time as is required under the rules of the Securities and Exchange Commission (the "Commission") as in effect from time to time (the "Rules")) following each Distribution Date, the [Master Servicer] shall, in accordance with industry standards and the Rules, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), and the [Master Servicer] shall sign, a Form 10-D that includes (i) a copy of the statement to the Certificateholders for such Distribution Date and
(ii) such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (ss. 229.1121) of Regulation AB, so long as such information is made available to the [Master Servicer] in a format compatible with EDGAR filing requirements.

            (b) Prior to March 30, 20[__] and, unless and until a Form 15 Suspension Notification shall have been filed, on or prior to March 30 of each year thereafter, the [Master Servicer] shall file and execute a Form 10-K, in substance conforming to industry standards and complying with the Rules, with respect to the Trust Fund. Each Form 10-K shall include (w) the certification required pursuant to Rule 13a-14 under the Exchange Act, as amended (the "Form 10-K Certification") signed by an appropriate party or parties (x) the annual certifications delivered by the other transaction parties, (y) the related public accounting firm attestation reports and (z) such other information as is required by the Rules and Regulation AB. If any party's report on assessment of compliance with servicing criteria required by clause (x) in the immediately preceding sentence, or the related public accounting firm attestation report required by clause (y) in the immediately preceding sentence, identifies any material instance of noncompliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (ss. 229.1122(d)), the [Master Servicer] shall identify the material instance of noncompliance in such report in the Form 10-K; and in the event that the [Master Servicer] is unable to include any report required by either clause (x) or (y) in the immediately preceding sentence in the Form 10-K, the [Master Servicer] shall disclose such fact in the Form 10-K together with an explanation as to why such report is not included as an exhibit to the Form 10-K.

            Section 3.19 Optional Purchase of Mortgage Loans.

            (a) The Master Servicer shall give written notice to the Holder of the Trust Certificates with respect to any Mortgage Loan which is delinquent in payment by 90 days or more or is an REO Property. The Holder of the Trust Certificates shall, within 3 Business Days of receipt of such notice, direct the Master Servicer to (1) foreclose on such Mortgage Loan or REO Property in accordance with the procedures set forth in Section 3.11 hereof or (2) sell such Mortgage Loan or REO Property to a third-party at a price equal to fair market value; provided, however, that if the Master Servicer is directed pursuant to clause (2) above, then the Holder of the Trust Certificates will first have the option to purchase such Mortgage Loan or REO Property at a price equal to fair market value. If the Holder of the Trust Certificates does not direct the Master Servicer to take action in accordance with (1) or (2) above within 3 Business Days of receipt, then the Master Servicer foreclose, purchase or sell such Mortgage Loan or REO Property in accordance with this Agreement.

            (b) The Seller will have the option at any time to purchase any of the Mortgage Loans from the Indenture Trustee at the Purchase Price, up to a maximum of five Mortgage Loans. In the event that this option is exercised as to any five Mortgage Loans, this option will thereupon terminate. This option is not revocable by the Master Servicer.

            (c) If at any time the Master Servicer remits to the Indenture Trustee a payment for deposit in the Payment Account covering the amount of the Purchase Price for a Mortgage Loan in accordance with Section 3.19(a) or Section 3.19(b) above, and the Master Servicer provides to the Indenture Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Payment Account, then the Indenture

Trustee shall execute the assignment of such Mortgage Loan to the Master Servicer, without recourse, representation or warranty and the Master Servicer shall succeed to all of the Indenture Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Issuing Entity, the Indenture Trustee or the Noteholders with respect thereto.

                                   ARTICLE IV.

                                  PAYMENTS AND
                         ADVANCES BY THE MASTER SERVICER

            Section 4.01 Advances; Remittance Reports.

            (a) Subject to the conditions of this Article IV, the Master Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 1:00 p.m. Pacific time on the Master Servicer Advance Date in immediately available funds. The Master Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance; provided however, with respect to each Balloon Loan delinquent in respect of its Balloon Payment as of the close of business on the related Determination Date, the Master Servicer shall make an Advance only up to an amount equal to the excess, if any, of interest on the unpaid principal balance thereof (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate), over any payments of interest (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage
Rate) received from the related Mortgagor as of the close of business on the related Determination Date and allocable to the Due Date during the related Due Period for each month until such Balloon Loan is finally liquidated. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Indenture Trustee for the benefit of the Noteholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Issuing Entity, each Rating Agency and the Indenture Trustee an Officer's Certificate setting forth the basis for such determination.

            (b) In lieu of making all or a portion of such Advance from its own funds, the Master Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any Amount Held for Future Distributions has been used by the Master Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Collection Account to the Payment Account. Any funds so applied and transferred shall be replaced by the Master Servicer by deposit in the Collection Account no later than the close of business on the Business Day immediately preceding the Payment Date on which such funds are required to be distributed pursuant to this Agreement. The Master Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Indenture Trustee pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01.

            Section 4.02 Reduction of Servicing Compensation in Connection with
                         Prepayment Interest Shortfalls.

            In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Master Servicer shall, to the extent of one-half of the Servicing Fee for such Payment Date, deposit into the Collection Account, as a reduction of the Servicing Fee (but not in excess of one-half thereof) for such Payment Date, no later than the close of business on the Business Day immediately preceding such Payment Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Master Servicer shall not be entitled to any recovery or reimbursement from the Issuing Entity, the Indenture Trustee, the Seller the Trust Estate or the Noteholders.

                                   ARTICLE V.

                       THE MASTER SERVICER AND THE SELLER

            Section 5.01 Respective Liabilities of the Master Servicer and the
                         Seller.

            The Master Servicer and the Seller shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 5.02 Merger or Consolidation of the Master Servicer or the
                         Seller.

            The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement. The Master Servicer will keep in effect its existence, rights and franchises as a limited partnership under the laws of the United States or under the laws of one of the states thereof and will obtain and preserve its qualification or registration to do business as a foreign partnership in each jurisdiction in which such qualification or registration is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Master Servicer or the Seller may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Master Servicer or the Seller shall be a party, or any person succeeding to the business of the Master Servicer or the Seller, shall be the successor of the Master Servicer or the Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

            Section 5.03 Limitation on Liability of the Seller, the Master
                         Servicer and Others.

            None of the Seller or the Master Servicer or any of the directors, officers, employees or agents of the Seller or the Master Servicer shall be under any liability to the Issuing Entity, the Indenture Trustee (except as provided in Section 7.03), the Trust Estate or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Seller, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Seller, the Master Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer and any director, officer, employee or agent of the Seller or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller, the Master Servicer and any director, officer, employee or agent of the Seller or the Master Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Notes or Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Seller or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided that any of the Seller or the Master Servicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Indenture Trustee and the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Estate, and the Seller and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by
Section 3.08 hereof.

            Section 5.04 Limitation on Resignation of Master Servicer.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written confirmation from each Rating Agency (which confirmation shall be furnished to the Issuing Entity and the Indenture Trustee) that such resignation will not cause such Rating Agency to reduce the then current rating of the Notes. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No resignation of the Master Servicer shall become effective until the Indenture Trustee or a successor servicer appointed by the Indenture Trustee shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

            Section 5.05 Errors and Omissions Insurance; Fidelity Bonds.

            The Master Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

            The Master Servicer shall provide the Indenture Trustee (upon such party's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer.

                                   ARTICLE VI.

                     DEFAULT; TERMINATION OF MASTER SERVICER

            Section 6.01 Events of Default.

            "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to deposit in the Collection Account or remit to the Indenture Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for five calendar days and, with respect to a payment required to be made under Section 4.01 hereof, for one calendar day, after the date on which written notice of such failure shall have been given to the Master Servicer by the Indenture Trustee or the Issuing Entity, or to the Indenture Trustee and the Master Servicer by the Holders of Notes evidencing not less than 25% of the Note Principal Balance evidenced by the Offered Notes; provided that the sixty-day cure period shall not apply to the initial delivery of the Mortgage Note for Delay Delivery Mortgage Loans nor the failure to repurchase or substitute in lieu thereof; or

            (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Indenture Trustee or the Issuing Entity, or to the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Note Principal Balance evidenced by the Offered Notes; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

            (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vi) any failure by the Master Servicer to observe or perform in any material respect its obligations in Section 3.11 or Section 3.19(a).

            If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Indenture Trustee shall, but only at the direction of the Holders of Notes evidencing not less than 25% of the Note Principal Balance evidenced by the Offered Notes, by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Noteholder hereunder, provided, however, that in the case of an Event of Default pursuant to Section 6.01(vi) above, the Indenture Trustee terminate the Master Servicer without the direction of the Holders of Notes evidencing not less than 25% of the Note Principal Balance evidenced by the Offered Notes. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee. The Indenture Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof. The Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VII. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Indenture Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Indenture Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default.

            Notwithstanding any termination of the activities of a Master Servicer hereunder, such Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (vii) and (ix), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

            Section 6.02 Indenture Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer receives a notice of termination pursuant to Section 6.01 hereof, the Indenture Trustee shall, to the extent provided in Section 3.04, be the successor to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, the Indenture Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Master Servicer would have been entitled to if the Master

Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Indenture Trustee has become the successor to the Master Servicer in accordance with Section 6.01 hereof, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Notes by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor Master Servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and that is willing to service the Mortgage Loans and executes and delivers to the Issuing Entity and the Indenture Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities and indemnities of the Master Servicer under Section 5.03 hereof incurred prior to termination of the Master Servicer under Section 6.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Notes in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Master Servicer hereunder shall be effective until the Indenture Trustee shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Indenture Trustee to each Noteholder. The Indenture Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Indenture Trustee, unless the Indenture Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Indenture Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            Any successor to the Master Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 5.05.

            In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Indenture Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Master Servicer shall cause such assignment to be delivered to the Indenture Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

            Section 6.03 Notification to Noteholders.

            (a) Upon any termination of or appointment of a successor to the Master Servicer, the Indenture Trustee shall give prompt written notice thereof to Noteholders and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Indenture Trustee shall transmit by mail to all Noteholders notice of each such Event of Default hereunder known to the Indenture Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VII.

                        CONCERNING THE INDENTURE TRUSTEE

            Section 7.01 Duties of Indenture Trustee.

            The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement, to the extent provided in this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Indenture Trustee shall take action as it deems appropriate to have the instrument corrected.

            No provision of this Agreement shall be construed to relieve the Indenture Trustee from liability for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided that:

            (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Agreement, the Indenture Trustee shall not be liable, individually or as Indenture Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Indenture Trustee and the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) the Indenture Trustee shall not be liable, individually or as Indenture Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless the Indenture Trustee was grossly negligent or acted in bad faith or with willful misfeasance.

            Section 7.02 Indenture Trustee Not Liable for Mortgage Loans .

            The recitals contained herein shall be taken as the statements of the Issuing Entity, the Depositor or the Master Servicer, as the case may be, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document or of MERS or the MERS(R) System other than with respect to the Indenture Trustee's execution and authentication of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuing Entity, the Depositor or the Master Servicer of any funds paid to the Issuing Entity or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Issuing Entity or the Master Servicer.

            Section 7.03 Master Servicer to Pay Indenture Trustee's and Owner
                         Trustee's Fees and Expenses.

            The Master Servicer covenants and agrees to pay or reimburse the Indenture Trustee and Owner Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or Owner Trustee on behalf of the Trust Estate in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of the Indenture Trustee acting in its capacity as Indenture Trustee hereunder and (B) to the extent that the Indenture Trustee must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Estate, which acts or services are not in the ordinary course of the duties of a trustee, paying agent or certificate registrar, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct). The Indenture Trustee and the Owner Trustee and any director, officer, employee or agent of the Indenture Trustee and the Owner Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement, the Basic Documents or the Notes, or in connection with the performance of any of the Indenture Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Indenture Trustee's or the Owner Trustee's duties hereunder or by reason of reckless disregard of the Indenture Trustee's or the Owner Trustee's obligations and duties hereunder or (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Indenture Trustee or the Owner Trustee hereunder.

                                  ARTICLE VIII.

                            MISCELLANEOUS PROVISIONS

            Section 8.01 Amendment.

            This Agreement may be amended from time to time by the Issuing Entity, the Depositor, the Master Servicer, the Seller and the Indenture Trustee, without the consent of any of the Noteholders to cure any ambiguity, to correct or supplement any provisions herein, or to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Noteholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Notes, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Notwithstanding the foregoing, no amendment that significantly changes the permitted activities of the Trust may be made without the consent of Noteholders representing not less than 51% of the Note Principal Balance of each Class of Notes affected by such amendment.

            Subject to any REMIC Elections, (i) the Indenture Trustee, the Issuing Entity, the Depositor, the Master Servicer and the Seller may also at any time and from time to time amend this Agreement, without the consent of the Noteholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Estate as a REMIC under the Code or (ii) to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate at any time prior to the final redemption of the Notes, provided that the Indenture Trustee have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Indenture Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

            This Agreement may also be amended from time to time by the Issuing Entity, the Depositor, the Master Servicer, the Seller and the Indenture Trustee and the Holders of each Class of Offered Notes affected thereby evidencing not less than 51% of the Note Principal Balance of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Notes; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Note without the consent of the Holder of such Note, (ii) adversely affect in any material respect the interests of the Holders of any Class of Notes in a manner other than as described in (i), without the consent of the Holders of Offered Notes of such Class evidencing 66% or more of the Note Principal Balance of such Class, or (iii) reduce the aforesaid percentages of Notes the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Notes then outstanding.

            Subject to any REMIC Elections, notwithstanding any contrary provision of this Agreement, the Indenture Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Indenture Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Estate or the Noteholders or cause the Trust Estate to fail to qualify as a REMIC at any time that any Notes are outstanding.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Noteholders, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Noteholder and each Rating Agency.

            It shall not be necessary for the consent of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

            Nothing in this Agreement shall require the Indenture Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Indenture Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Noteholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

            Section 8.02 Recordation of Agreement; Counterparts.

            This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 8.03 Governing Law.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE

OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE NOTEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 8.04 Notices.

            (a) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when sent by facsimile transmission, first class mail or delivered to (i) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance, or such other address as may be hereafter furnished to the Seller, the Master Servicer and the Indenture Trustee by the Depositor in writing; (ii) in the case of the Issuing Entity, to _______________, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Owner Trustee, _______________, or such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer, _____________ or such other address as may be hereafter furnished to the Depositor, the Seller and the Indenture Trustee by the Master Servicer in writing; (v) in the case of the Indenture Trustee, ______________, or such other address as the Indenture Trustee may hereafter furnish to the Depositor or the Master Servicer; (vi) in the case of the Seller, ________________; and (vii) in the case of the Rating Agencies, (a) _____________, and (b) ______________.
Notices to Noteholders shall be deemed given when mailed, first postage prepaid, to their respective addresses appearing in the Note Register.

            Section 8.05 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

            Section 8.06 Assignment.

            Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 5.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Indenture Trustee and the Issuing Entity.

            Section 8.07 Inspection and Audit Rights.

            The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Issuing Entity, the Depositor, the Seller or the Indenture Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Issuing Entity, the Depositor, the Seller or the Indenture Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Issuing Entity, the Depositor, the Seller or the Indenture Trustee of any right under this Section
8.07 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer.

            Section 8.08 [Reserved].

            Section 8.09 No Petition.

            The Master Servicer, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuing Entity, or join in any institution against the Issuing Entity, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuing Entity. This section shall survive the termination of this Agreement by one year.

            Section 8.10 No Recourse.

            The Master Servicer acknowledges that no recourse may be had against the Issuing Entity, except as may be expressly set forth in this Agreement.

                                   ARTICLE IX.

                                   TERMINATION

            Section 9.01 Termination upon Liquidation or Repurchase of all
                         Mortgage Loans.

            (a) Subject to Section 9.03, the Trust Estate shall terminate and the obligations and responsibilities of the Issuing Entity, Depositor, the Master Servicer, the Seller and the Indenture Trustee created hereby and under the Indenture shall terminate upon the earlier of (a) the purchase on a Payment Date by the Majority Holder of the Trust Certificates of all of the Mortgage Loans (and REO Properties) remaining in the Trust Estate pursuant to Section
8.07 of the Indenture at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in the Trust Estate (other than in respect of an REO Property) and (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such repurchase is effected by the Master Servicer, at the applicable Net Mortgage Rate) and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate and the disposition of all REO Property and (ii) the distribution to Noteholders of all amounts required to be distributed to them pursuant to this Agreement and Section 8.07 of the Indenture, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

      The right to purchase all Mortgage Loans, REO Properties by the Majority Holder of the Trust Certificates pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent (10%) or less of the sum of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            Section 9.02 Final Distribution on the Notes.

            (a) If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets other than the funds in the Note Account, the Master Servicer shall direct the Indenture Trustee to send a final distribution notice promptly to each related Noteholder or (ii) the Indenture Trustee determines that a Class of Notes shall be retired after a final distribution on such Class, the Indenture Trustee shall notify the related Noteholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Notes is scheduled to be made on the immediately following Payment Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Notes at the Corporate Trust Office of the Indenture Trustee. If the Master Servicer elects to terminate pursuant to clause (a) of Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Noteholders, such electing party shall notify the Depositor and the Indenture Trustee of the date such electing party intends to terminate and of the applicable repurchase price of the related Mortgage Loans, REO Properties.

            (b) Notice of any termination, specifying the Payment Date on which related Noteholders may surrender their Notes for payment of the final distribution and cancellation, shall be given promptly by the Indenture Trustee by letter to related Noteholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Payment Date upon which final distribution on related Notes will be made upon presentation and surrender of such Notes at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Payment Date is not applicable, distributions being made only upon presentation and surrender of such Notes at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to the affected Noteholders.

            (c) In the event such notice is given, the Master Servicer shall cause all funds in the Note Account to be remitted to the Indenture Trustee for deposit in the Payment Account on the Business Day prior to the applicable Payment Date in an amount equal to the final distribution in respect of the Notes. Upon such final deposit and the receipt by the Indenture Trustee of a Request for Release therefor, the Indenture Trustee shall promptly release to the Master Servicer the Mortgage Note and other documents in the Mortgage File held by the Indenture Trustee for the related Mortgage Loans.

            (d) Upon presentation and surrender of the Notes, the Indenture Trustee shall cause to be distributed to Noteholders of each affected Class the amounts allocable to such Notes held in the Payment Account in the order and priority set forth in Section 4.02 of the Indenture on the final Payment Date and in proportion to their respective Percentage Interests.

            (e) In the event that any affected Noteholders shall not surrender related Notes for cancellation within six months after the date specified in the above mentioned written notice, the Indenture Trustee shall give a second written notice to the remaining Noteholders to surrender their related Notes for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds and other assets that remain in the Trust Estate. If within one year after the second notice all related Notes shall not have been surrendered for cancellation, the Owner Trust Certificates shall be entitled to all unclaimed funds and other assets of the Trust Estate that relate to such Class of Notes and remain subject hereto.

            Section 9.03 Additional Termination Requirements Subject to any
                         REMIC Elections.

            (a) In the event the Majority Holder of the Trust Certificates exercises its purchase option, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Indenture Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure of the Trust Estate to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Notes are outstanding:

            (i) The Master Servicer shall establish a 90-day liquidation period and notify the Indenture Trustee thereof, which shall in turn specify the first day of such period in a statement attached to the Trust Estate's final Tax Return pursuant to Treasury Regulation section 1.860F-1. The Master Servicer shall prepare a plan of complete liquidation and shall otherwise satisfy all the requirements of a qualified liquidation under section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Depositor obtained at the expense of the Master Servicer;

            (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Notes, the Master Servicer as agent of the Indenture Trustee shall sell all of the assets of the Trust Estate to the Master Servicer for cash; and

            (iii) At the time of the making of the final payment on the Notes, the Indenture Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet claims) related to such Class of Notes, and the Trust Estate shall terminate at that time.

            (b) By their acceptance of the Notes, the Holders thereof hereby authorize the Master Servicer to specify the 90-day liquidation period for the Trust Estate, which authorization shall be binding upon all successor Noteholders.

            (c) The Indenture Trustee as agent for each REMIC created hereunder hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1), and together with the Holders of the Class R Certificates agree to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

                                   ARTICLE X.

                          Duties of the Master Servicer

            Section 10.01 Administrative Duties.

            (a) Duties with Respect to the Indenture. The Master Servicer shall perform all its duties and the duties of the Issuing Entity under the Indenture. In addition, the Master Servicer shall consult with the Owner Trustee as the Master Servicer deems appropriate regarding the duties of the Issuing Entity under the Indenture. The Master Servicer shall monitor the performance of the Issuing Entity and shall advise the Owner Trustee when action is necessary to comply with the Issuing Entity's duties under the Indenture. The Master Servicer shall prepare for execution by the Issuing Entity or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Master Servicer shall take all necessary action that is the duty of the Issuing Entity to take pursuant to the Indenture.

            (b) Duties with Respect to the Issuing Entity. In addition to the duties of the Master Servicer set forth in this Agreement or any of the Basic Documents, the Master Servicer shall perform such calculations and shall prepare for execution by the Issuing Entity or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver pursuant to this Sale and Servicing Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee or the Indenture Trustee shall take all appropriate action that it is the duty of the Issuing Entity to take pursuant to this Sale and Servicing Agreement or any of the Basic Documents. In accordance with the directions of the Issuing Entity or the Owner Trustee, the Master Servicer shall administer, perform or supervise the performance of such other activities in connection with the Bonds (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuing Entity, the Indenture Trustee or the Owner Trustee.

            (i) Notwithstanding anything in this Sale and Servicing Agreement or any of the Basic Documents to the contrary, the Master Servicer shall be responsible for promptly notifying the Owner Trustee (with a copy to the Indenture Trustee) in the event that any withholding tax is imposed on the Issuing Entity's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in Section 5.03 of the Trust Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

            (ii) In carrying out the foregoing duties or any of its other obligations under this Sale and Servicing Agreement, the Master Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the

      Issuing Entity and shall be, in the Master Servicer's opinion, no less favorable to the Issuing Entity in any material respect than with terms made available to unrelated third parties.

            (c) Tax Matters. The Master Servicer shall prepare, on behalf of the Owner Trustee, financial statements and such annual or other reports of the Issuing Entity as are necessary for the preparation by the Indenture Trustee of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including, without limitation, Form 1099.

            (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Master Servicer are non-ministerial, the Master Servicer shall not take any action pursuant to this Article IX unless within a reasonable time before the taking of such action, the Master Servicer shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (i), (ii), (iii) and (iv) below, the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

            (i) the amendment of or any supplement to the Indenture;

            (ii) the initiation of any claim or lawsuit by the Issuing Entity and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity (other than in connection with the collection of the Mortgage Loans);

            (iii) the amendment, change or modification of this Sale and Servicing Agreement or any of the Basic Documents;

            (iv) the appointment of successor Note Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

            (v) the removal of the Indenture Trustee.

            Section 10.02 Records.

            The Master Servicer shall maintain appropriate books of account and records relating to services performed under this Sale and Servicing Agreement, which books of account and records shall be accessible for inspection by the Issuing Entity, the Indenture Trustee at any time during normal business hours.

            Section 10.03 Additional Information to be Furnished.

            The Master Servicer shall furnish to the Issuing Entity and the Indenture Trustee from time to time such additional information regarding the Mortgage Loans and the Notes as the Issuing Entity and the Indenture Trustee shall reasonably request.

                                   *   *   *

            IN WITNESS WHEREOF, the Issuing Entity, the Depositor, the Master Servicer, the Seller and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                             MERRILL LYNCH MORTGAGE INVESTORS,
                                               INC.,
                                               as Depositor

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             [ISSUING ENTITY], as Issuing Entity

                                             By: [OWNER TRUSTEE], not in its
                                              individual capacity, but solely as
                                              Owner Trustee

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             [MASTER SERVICER],
                                               as Master Servicer

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             [INDENTURE TRUSTEE],
                                               not in its individual capacity,
                                               but solely as Indenture Trustee

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             [SELLER],
                                               as Seller

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                                                     Exhibit A-1
                                                                         and A-2

               Exhibits A-1 and A-2 are the Mortgage Loan Schedule

                  Exhibit A-1 is the schedule of Mortgage Loans

   Exhibit A-2 are the Mortgage Loans for which All or a Portion of a Related Mortgage File is not Delivered to the Indenture Trustee on or prior to the
                                  Closing Date

    [Delivered to Indenture Trustee at closing and on file with the Indenture
                                    Trustee.]

                                   EXHIBIT B-1

               FORM OF INITIAL CERTIFICATION OF INDENTURE TRUSTEE

                                                         [Date]

[Depositor]

[Seller]

[Master Servicer]

                  Re: Sale and Servicing Agreement, dated as of _________ among [ISSUING ENTITY], as Issuing Entity, Merrill Lynch Mortgage Investors, Inc., as Depositor, [SELLER], as Seller, [MASTER SERVICER], as Master Servicer and [INDENTURE TRUSTEE], as Indenture Trustee, relating to the Asset-Backed Notes, Series [_______]

Gentlemen:

      In accordance with Section 2.02 of the above-captioned Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed in the attached list of exceptions) the Indenture Trustee has the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note.

      Based on its review and examination and only as to the foregoing documents, such Mortgage Notes appear regular on their face.

      The Indenture Trustee has made no independent examination of the Mortgage Note. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Note of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                                      B-1-1

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                             [INDENTURE TRUSTEE],
                                               as Indenture Trustee

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                      B-1-2

                                   EXHIBIT B-2

               FORM OF INTERIM CERTIFICATION OF INDENTURE TRUSTEE

                                                        [Date]

[Depositor]

[Seller]

[Master Servicer]

                  Re: Sale and Servicing Agreement, dated as of _________ among [ISSUING ENTITY], as Issuing Entity, Merrill Lynch Mortgage Investors, Inc., as Depositor, [SELLER], as Seller, [MASTER SERVICER], as Master Servicer and [INDENTURE TRUSTEE], as Indenture Trustee, relating to the Asset-Backed Notes, Series [_______]

Gentlemen:

      In accordance with Section 2.02 of the above-captioned Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby certifies that, except as listed in the following paragraph, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached list of exceptions) the Indenture Trustee has received the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note.

      Based on its review and examination and only as to the foregoing documents, (i) such Mortgage Notes appear regular on their face.

      The Indenture Trustee has made no independent examination of any Mortgage Note beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the Mortgage Note of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                      B-2-1

                                             [INDENTURE TRUSTEE],
                                                as Indenture Trustee

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                      B-2-2

                                   EXHIBIT B-3

                FORM OF FINAL CERTIFICATION OF INDENTURE TRUSTEE

                                                         [Date]

[Depositor]

[Seller]

[Master Servicer]

                  Re: Sale and Servicing Agreement, dated as of _________ among [ISSUING ENTITY], as Issuing Entity, Merrill Lynch Mortgage Investors, Inc., as Depositor, [SELLER], as Seller, [MASTER SERVICER], as Master Servicer and [INDENTURE TRUSTEE], as Indenture Trustee, relating to the Asset-Backed Notes, Series [_______]

Gentlemen:

      In accordance with Section 2.02 of the above-captioned Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) the Indenture Trustee has received the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note.

      Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their.

      The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the Mortgage Notes of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                                      B-3-1

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                             [INDENTURE TRUSTEE],
                                               as Indenture Trustee

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                      B-3-2

                                    EXHIBIT C

                               REQUEST FOR RELEASE
                             (for Indenture Trustee)

Loan Information

         Name of Mortgagor:                  ___________________________________

         Master Servicer                     ___________________________________
         Loan No.:

Indenture Trustee

         Name:                               ___________________________________

         Address:                            ___________________________________

         Indenture Trustee                   ___________________________________
         Mortgage File No.:                  ___________________________________

            The undersigned Master Servicer hereby acknowledges that it has received from _______________________________________, as Indenture Trustee for
the Holders of Asset-Backed Notes, Series [______], the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Sale and Servicing Agreement, dated as of _________ (the "Sale and Servicing Agreement"), among [ISSUING ENTITY], as Issuing Entity, Merrill Lynch Mortgage Investors, Inc., as Depositor, [SELLER], as Seller, [MASTER SERVICER], as Master Servicer, and the Indenture Trustee.

( ) Mortgage Note dated ___________, ____, in the original principal sum of $________, made by __________________, payable to, or endorsed to the order of, the Indenture Trustee.

( )   Mortgage recorded on _________________ as instrument no. ________________
      in the County Recorder's Office of the County of ________________, State of _______________ in book/reel/docket _______________ of official records at page/image _____________.

( )   Deed of Trust recorded on _________________ as instrument no.
      ________________ in the County Recorder's Office of the County of
      ________________, State of _______________ in book/reel/docket
      _______________ of official records at page/image _____________.

( )   Assignment of Mortgage or Deed of Trust to the Indenture Trustee,
      recorded on _________________ as instrument no. __________ in the County Recorder's Office of the County of __________, State of _______________ in book/reel/docket _______________ of official records at page/image
      _____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(  )  ___________________________________________

(  )  ___________________________________________

(  )  ___________________________________________

(  )  ___________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trust Estate, solely for the purposes provided in the Sale and Servicing Agreement.

            (2) The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Indenture Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Sale and Servicing Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Estate, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                             [Master Servicer]

                                             By ________________________________

                                             Its _______________________________

Date: _________________, ____

                                    EXHIBIT D

                               REQUEST FOR RELEASE
             [Mortgage Loans Paid in Full, Repurchased or Replaced]

                     OFFICER'S CERTIFICATE AND TRUST RECEIPT
                              ASSET-BACKED NOTES,
                                 SERIES [______]

__________________________________________ HEREBY CERTIFIES THAT HE/SHE IS AN
OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE SALE AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

[ALL PAYMENTS OF PRINCIPAL AND INTEREST HAVE BEEN MADE.] [THE [PURCHASE PRICE] [MORTGAGE LOAN REPURCHASE PRICE] FOR SUCH MORTGAGE LOANS HAS BEEN PAID.] [THE MORTGAGE LOANS HAVE BEEN LIQUIDATED AND THE RELATED [INSURANCE PROCEEDS] [LIQUIDATION PROCEEDS] HAVE BEEN DEPOSITED PURSUANT TO SECTION 3.12 OF THE SALE AND SERVICING AGREEMENT.] [A REPLACEMENT MORTGAGE LOAN HAS BEEN DELIVERED TO THE INDENTURE TRUSTEE IN THE MANNER AND OTHERWISE IN ACCORDANCE WITH THE CONDITIONS SET FORTH IN SECTIONS 2.02 AND 2.03 OF THE SALE AND SERVICING AGREEMENT.]

LOAN NUMBER:_______________                  BORROWER'S NAME: __________________

COUNTY:____________________

[For Substitution or Repurchase Only: The Master Servicer certifies that [an] [no] opinion is required by Section 2.05 [and is attached hereto].]

I HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS THAT ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION 3.05 OF THE SALE AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

_______________                              _________________________
                                             DATED:____________

//                                           VICE PRESIDENT

//                                           ASSISTANT VICE PRESIDENT

                                    EXHIBIT E

                       FORM OF MORTGAGE NOTE AND MORTGAGE

                             (Provided upon request)

                                    EXHIBIT F

                OFFICER'S CERTIFICATE WITH RESPECT TO PREPAYMENTS

                             (Provided upon request)

                                    EXHIBIT G

                   SCHEDULE OF DOCUMENT DELIVERY DEFICIENCIES

                             (Provided upon request)

                                    EXHIBIT H

                      LIST OF FORECLOSURE RESTRICTED LOANS

                             (Provided upon request)

                                    EXHIBIT I
               Standard & Poor's Predatory Lending Categorization

      Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

                 STANDARD & POOR'S HIGH-COST LOAN CATEGORIZATION

               STATE/JURISDICTION                   CATEGORY UNDER APPLICABLE ANTI-PREDATORY LENDING LAW
--------------------------------------------    -------------------------------------------------------------
Arkansas                                        High Cost Home Loan
Cleveland Heights, Ohio                         Covered Loan
Colorado                                        Covered Loan
Connecticut                                     High Cost Home Loan
District of Columbia                            Covered Loan
Florida                                         High Cost Home Loan
Georgia (Oct. 1, 2002 - March 6, 2003)          High Cost Home Loan
Georgia as amended (March 7, 2003 - current)    High Cost Home Loan
HOEPA Section 32                                High Cost Loan
Illinois                                        High Risk Home Loan
Kansas                                          High Loan-to-Value Consumer Loans and High APR Consumer Loans
Kentucky                                        High Cost Home Loan
Los Angeles, Calif.                             High Cost Refinance Home Loan
Maine                                           High Rate High Fee Mortgage
Massachusetts                                   High Cost Home Loan
Nevada                                          Home Loan
New Jersey                                      High Cost Home Loan
New York                                        High Cost Home Loan
New Mexico                                      High Cost Home Loan
North Carolina                                  High Cost Home Loan
Oakland, Calif.                                 High Cost Home Loan
Ohio                                            Covered Loan
Oklahoma                                        Subsection 10 Mortgage
South Carolina                                  High Cost Home Loan
West Virginia                                   West Virginia Mortgage Loan Act Loan

                  STANDARD & POOR'S COVERED LOAN CATEGORIZATION

          STATE/JURISDICTION                    CATEGORY UNDER APPLICABLE ANTI-PREDATORY LENDING LAW
------------------------------------            ----------------------------------------------------
Georgia (Oct. 1, 2002-March 6, 2003)            Covered Loan
New Jersey                                      Covered Home Loan

                   STANDARD & POOR'S HOME LOAN CATEGORIZATION

          STATE/JURISDICTION                          CATEGORY UNDER APPLICABLE ANTI-PREDATORY LENDING LAW
------------------------------------                  ----------------------------------------------------
Georgia (Oct. 1, 2002-March 6, 2003)                  Home Loan
New Jersey                                            Home Loan
New Mexico                                            Home Loan
North Carolina                                        Consumer Home Loan
Oakland, Calif.                                       Home Loan
South Carolina                                        Consumer Home Loan

                                   SCHEDULE I

            PREPAYMENT CHARGE SCHEDULE AND PREPAYMENT CHARGE SUMMARY
                             (Provided upon request)

                                       I-1